Договор купли-продажи акций открытого акционерного общества «ЭМЗ «ВЭЛКОНТ»

г. Москва
« 1 » августа 2007 г.

Продавец: компания STRATEGIUM INVEST LTD, 48Queen Anne Street London, England, в лице директора Оболевича Виктора, действующего на Устава, с одной стороны, и

Покупатель: Компания NUCON-RF, Inc. (НУКОН-РФ Инк.), в лице Вице-президента Петера Гёрке, а также в лице исполнительного директора Степаненко Александра Степановича, действующих на основании Устава, с другой стороны,
заключили Настоящий Договор о нижеследующем:

1. Предмет договора

1.1. Продавец обязуется передать в собственность Покупателю, а Покупатель обязуется принять и оплатить следующие акции:

1.1.1. Наименование эмитента: Открытое акционерное общество «ВЭЛКОНТ», зарегистрировано под № 1024300749087 от 31.07.2002 года, ИМНС РФ по Кирово-Чепецкому району Кировской области, юридический адрес: 613040, Россия, Кировская область, Кирово-Чепецкий район, ул. Ленина, д. 1-б, фактический адрес: 613040, Россия, Кировская область, Кирово-Чепецкий район, ул. Ленина, д. 1-б, тел. + 7 (8336) 14-63-15.

1.1.2. Наименование акций: Обыкновенные именные акции, форма выпуска бездокументарные.

1.1.3. Номинальная стоимость: 10 (Десять) рублей.

1.1.4. Номер государственной регистрации: 1-01-10132-Е.

1.1.5. Количество акций: 2249 (Две тысячи двести сорок девять) штук.

1.1.6. Наименование акций: Привилегированные именные акции, форма выпуска бездокументарные.

1.1.7. Номинальная стоимость: 10 (Десять) рублей.

1.1.8. Номер государственной регистрации: 2-02-10132-Е.

1.1.9. Количество акций: 1839 (Одна тысяча восемьсот тридцать девять) штук.

1.1.10. Всего акций - 4088 (Четыре тысячи восемьдесят восемь) штук, что составляет 10%

Agreement on sale and purchase of shares of the open joint stock company "Electric Machine Building Plant "VELCONT"

Moscow
August 1,2007

Seller: the company STRATEGIUM INVEST LTD, 48 Queen Anne Street London, England, represented by: Director Victor Obolevich, acted under Power of Attoney, on the one hand, and

Buyer: the company "NUCON-RF, Inc.", represented by Peter Goerke Vice-president, and Alexander Stepanovich Stepanenko Chief Executive Officer, whose actions are predetermined by the Bylaw, on the other hand,

have concluded the present Agreement on the following:

1. Subject of the Agreement

1.1. The Seller undertakes to transfer into ownership, and the Buyer is obliged to accept and pay for the following shares:

1.1.1. Name of the Issuer: the Open Joint Stock Company "VELCONT", registered under No. 1024300749087 on 31.07.2002 by the Inspection of the Ministry of Taxes and Duties (IMNS) of the Russian Federation for Kirov-Chepetks rayon with the legal address: Russian Federation, postal code 613040, Kirov region, Kirovo-Chepetsk rayon with the actual location: postal code 613040, Lenin Str., 1-b, tel: + 7 (8336) 14-63-15.

1.1.2. Name of shares: a registered equity, non-documentary

1.1.3. Nominal price: 10 (Ten) RUB.

1.1.4. Number of State Registration: 1-01-10132E.

1.1.5. Number of shares: 2249 (Two thousand forty eight) pieces.

1.1.6. Name of shares: a registered equity, non-documentary.

1.1.7. Nominal price: 10 (Ten) RUB.

1.1.8. Number of State Registration: 2-02-10132E.

1.1.9. Number of shares: 1839 (One thousand eight hundred thirty nine) pieces.

1.1.10. Total quantity of shares – 4088 (Four thousand eighty eight) pieces, that is 10 % of the

Уставного капитала.

1.2. Продавец гарантирует, что акции, указанные в п. 1.1. настоящего Договора, не обременены никаким залогом или другими правами третьих лиц. Акции передаются Покупателю вместе со всеми правами, которыми они наделены.

1.3. Продавец передает Покупателю подлинники первичных документов, которыми подтверждаются права Покупателя на приобретение акций: выписка из реестра акционеров на день заключения договора.

1.4. Продавец гарантирует заключение с Покупателем, в течение 5 дней после выполнения условий данного договора, нового договора на продажу 15 % акций плюс 1 акция на тождественных условиях.

2. Цена акций

2.1. Цена пакета акций по договору составляет 1 600 000, 00 (Один миллион шестьсот тысяч) долларов США.

3. Порядок расчетов

3.1. Покупатель уплачивает сумму, указанную в п. 2.1. настоящего Договора, путем перечисления денежных средств безналично по реквизитам, указанным в Приложении № 1 к настоящему Договору четырьмя равными траншами по 400.000,00 (Четыреста тысяч) долларов США.

3.1.1. Покупатель обязан произвести оплату первого транша не позднее 10 (Десяти) банковских дней с момента подписания настоящего Договора, четвертый транш по настоящему Договору должен быть произведен не позднее 15 октября 2007 года.

3.2. Покупатель обязан известить Продавца об осуществлении платежа, указанного в п. 3.1. настоящего Договора в трехдневный срок с момента перевода денежных средств путем направления факсимильной копии платежных документов.

4. Порядок оформления купли-продажи акций

4.1. Оформление договора купли-продажи акций производится в письменной форме.

4.2. Все расходы по оформлению сделки несет Покупатель.

4.3. Передаточное распоряжение предоставляется регистратору после перевода 4 (четырех) траншей для внесения в реестр записи о переходе прав собственности на 10 % акций.

1.2.The Seller guarantees that the shares specified under p. 1.1. of the present Agreement are not encumbered with any pawning or with other rights of third parties. The shares are transferred to the Buyer together with the rights that they are endowed with.

1.3.The Seller hands over to the Buyer the original copies of the primary documents that confirm the rights of the Buyer for acquisition of shares: extract from the registry of shareholders on the day of entry into the Agreement, written consent of the rest shareholders for sale of shares to the third party, the decision of the general meeting on the permission to sell the shares to the third party.

1.4. Seller warrants the conclusion of a new Agreement on sale of 15% shares plus 1 share on identical conditions with Buyer during 5 days after fulfillment of conditions of the present Agreement.

2. Share Price

2.1. The price of the holding of shares in the frames : USD 1 600 000, 00 (One billion six hundred thousand).

3. Order of Payments

3.1.The Buyer pays the amount, indicated in p. 2.1. of the present Agreement, by funds transfer cashlessly in accordance with the account details, indicated in Application # 1 to the present Agreement by the way of four equal tranche on USD 400 000, 00 (Four hundred thousand).

3.1.1. The Buyer undertakes to make payment of the first tranche not later than 10 (Ten) bank days from moment of signing the present Agreement, in accordance with the Agreement the fourth tranche should be made not later than on October 15, 2007.

3.2. The Buyer has to inform the Seller of the execution of payment given in p. 3.1. of the present agreement within 3 (Three) days from the moment of money transfer by means of sending a facsimile copy of the payment documents.

4. Order of registration the transaction of sale and purchase of shares

4.1. The registration of the agreement on sale and purchase of shares shall be accomplished in writing.

4.2. The Buyer bears all the expenses connected with the executing of transaction.

4.3.The transfer order is submitted to the registering clerk after the 4 (four)transfers every tranche to make a record in the register about the transfer of property rights for 10 % shares

4.4. Покупатель имеет право на инициирование процедуры внесения изменений в учредительные документы эмитента.	4.4.The Buyer has the right to initiate the process of making changes to the constituent documents of the Issuer.
5. Ответственность сторон	**5. Responsibility of the Parties**
5.1. Сторона договора, имущественные интересы или деловая репутация которой нарушены в результате неисполнения или ненадлежащего исполнения обязательств по договору другой стороной, вправе требовать полного возмещения причиненных ей этой стороной убытков, под которыми понимаются расходы, которые сторона, чье право нарушено, произвела или произведет для восстановления своих прав и интересов (реальный ущерб), а также неполученные доходы, которые эта сторона получила бы при обычных условиях делового оборота, если бы ее права и интересы не были нарушены (упущенная выгода).	5.1.The Party to the Agreement whose valuable interests or goodwill were infringed as a result of non-fulfillment or improper fulfillment of the obligations under the agreement by the other Party has the right to demand the full reimbursement of the damage caused by that Party, which imply the costs that the Party whose right has been violated defrayed or is going to defray in order to restore their rights and interests (real damage), as well as the non-received income that the Party would have obtained under the ordinary conditions of the business intercourse if their rights had not been infringed (missed profit).
6. Прочие условия	**6. Other Conditions**
6.1. Настоящий Договор составлен на русском и английском языках (при чём оба текста аутентичны), в 2-х подлинных экземплярах, имеющих равную юридическую силу, по одному для каждой из сторон. В случае расхождения между текстами на русском и английском языках преимущество имеет текст на русском языке. Любые соглашения сторон по изменению и/или дополнению условий настоящего договора имеют силу в том случае, если они оформлены в письменном виде, подписаны сторонами договора и скреплены печатями сторон.	6.1.The present Agreement is made up in the Russian and English languages (and both texts are authentic), in 2 (two) original copies, having the same legal force, one to each Party. If there are any discrepancies between the text in the Russian and English languages, the Russian-language text has the advantage. Any understanding of the Parties to introduce changes and/or additions to the terms of the present agreement is effective only if it is drawn up in a written form, signed by the Parties of the Agreement und sealed by the stamps of the Parties.
6.2. Стороны принимают на себя обязательство не разглашать сведения, ставшие известными им в ходе подготовки и реализации договора, за исключением объёма информации, необходимого для реализации прав и обязанностей сторон, возникших по договору, и объёма информации, обоснованно запрашиваемому государственными органами. В случаях, не предусмотренных настоящим Договором, стороны руководствуются действующим Гражданским законодательством РФ.	6.2.The Parties assume an obligation of non-disclosure of the information that became known to them in the course of preparation and execution of the agreement, but for the scope of information that is necessary for the execution of the rights and obligations of the Parties produced by the agreement and that scope of information that the government bodies have reason to demand. The Parties are ruled by the current civil legislation of the Russian Federation in cases not stipulated for by the present Agreement.
6.3. При недостижении взаимоприемлемого решения стороны могут передать спорный вопрос на разрешение в судебном порядке в соответствии с действующими положениями о порядке разрешения споров между сторонами - участниками коммерческих, финансовых и иных отношений делового оборота.	6.3.If the Parties are unable to arrive at a mutually acceptable decision they can submit the disputable issue for resolving by court in accordance with the current regulations on the order of settling disputes among the Parties who are participants of the commercial, financial and other relations of business intercourse.
	6.4.The Parties will rely on the norms and regulations of the current legislation in all the questions that have not found their resolution in the terms of the present

6.4. По всем вопросам, не нашедшим своего решения в условиях настоящего Договора, но прямо или косвенно вытекающим из отношений сторон по нему, затрагивающих имущественные интересы и деловую репутацию сторон договора, они будут руководствоваться нормами и положениями действующего законодательства.

7. Адреса и банковские реквизиты сторон

Продавец: компания STRATEGIUM INVEST LTD, 48Queen Anne Street London, England

BALKAN INVESTMENT BANK AD
Bana Milosavljevica 8, Banja Luka, Republic of Srpska, Bosnia and Herzegovina
Номер лицевого счета: 543100-5681210000039484
[illegible]

Покупатель: Компания NUCON-RF, Inc.
119526 г. Москва, Ленинский проспект д.146 офис 332
Телефон/факс: +7 (495) 438 6300
Расчетный счет № 28 1608 0000 4329 9600 00
БИК: 160 800 00
SWIFT: DRESDEFF811

Продавец:
Директор
______________________/Оболевич В./
М.П.

Покупатель:
Вице-президент
______________________/Петер Гёрке/

Главный исполнительный директор
______________________/Степаненко А.С./
М.П.

Agreement but are directly or indirectly conditioned by the relations of the Parties hereof and pertain to the valuable interests and goodwill of the Parties to the Agreement.

7. Addresses and Bank details of the Parties

Seller: STRATEGIUM INVEST LTD, 48Queen Anne Street London, England

BALKAN INVESTMENT BANK AD
Bana Milosavljevica 8, Banja Luka, Republic of Srpska, Bosnia and Herzegovina
Account number: 543100-5681210000039484
[illegible]

Buyer: the company "NUCON-RF, Inc."
146 Leninskij prospect, suite 332, Moscow, Russia 119526
Telephone/fax: +7 (495) 438 6300
Settlement Account No. DE 28 1608 0000 4329 9600 00
BIC: 160 800 00
SWIFT: DRESDEFF811

Seller:
Director
______________________/Victor Obolevich/
L.S.

Buyer:
Vice-president
______________________/Peter Goerke/

Chief Executive Officer
______________________/ Alexandr Stepanenko /
L.S.